Prudential

Prudential
Strategic Partners℠ Horizon Annuity Application

Annuities are issued by Pruco Life Insurance Company

Annuities Service Center
Financial Professionals:
1-800-513-0805
www.prudentialannuities.com

Regular Mail Delivery
Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176

Overnight Service, Certified or Registered Mail Delivery
Prudential Annuities Service Center
2101 Welsh Road
Dresher, PA 19025

SECTION 1 ■ OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP

☐ Individual ☐ Custodian ☐ UTMA/UGMA ☐ Trust* ☐ Corporation* ☐ Other* ______

*If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity) ______ Birth Date (Mo / Day / Yr) ___ / ___ / ___ SSN / TIN ______ ☐ Male ☐ Female

Street Address ______ City ______ State ______ ZIP ______

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______

☐ Non-Resident Alien/Citizen of: ______ *(Submit IRS Form W-8 (BEN, ECI, EXP or IMY)*

C. JOINT OWNER - Not available for entity-owned Annuities or Qualified Annuities. Unmarried persons who wish to own the contract jointly should consult with their tax advisor.

☐ Check here to designate the Co-Owners as each other's Primary Beneficiary.

Name (First, Middle, Last) ______ Birth Date (Mo / Day / Yr) ___ / ___ / ___ SSN / TIN ______ ☐ Male ☐ Female

Street Address ______ City ______ State ______ ZIP ______

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______

☐ Non-Resident Alien/Citizen of: ______ *(Submit IRS Form W-8 (BEN, ECI, EXP or IMY)*

Relationship to Owner: ______

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last) ______ Birth Date (Mo / Day / Yr) ___ / ___ / ___ SSN / TIN ______ ☐ Male ☐ Female

Street Address ______ City ______ State ______ ZIP ______

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______

☐ Non-Resident Alien/Citizen of: ______ *(Submit IRS Form W-8 (BEN, ECI, EXP or IMY)*

FOR BROKER/DEALER USE ONLY Networking No. ______ Annuity No. (If established) ______

P-SPHAPP(5/10)

Prudential

E. CO-ANNUITANT - Not available for entity-owned Annuities unless subject to 72(u). Not available for Qualified Annuities except Custodial accounts.

Name (First, Middle, Last) ____ Birth Date (Mo / Day / Yr) ___ / ___ / ___ SSN / TIN ____ ☐ Male ☐ Female

Street Address ____ City ____ State ____ ZIP ____

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ____

☐ Non-Resident Alien/Citizen of: ____ *(Submit IRS Form W-8 (BEN, ECI, EXP or IMY)*

SECTION 2 ■ BENEFICIARY INFORMATION

• For Custodial IRA and Custodial Roth IRA contracts, the Custodian must be listed as the Beneficiary.

Indicate classifications of each Beneficiary. Percentage of benefit for all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Joint Owners have been chosen as each other's Primary Beneficiary, then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last) ____ Birth Date (Mo / Day / Yr) ___ / ___ / ___

☐ Primary ☐ Contingent Relationship ____ SSN/TIN ____ Percentage ____ %

Name (First, Middle, Last) ____ Birth Date (Mo / Day / Yr) ___ / ___ / ___

☐ Primary ☐ Contingent Relationship ____ SSN/TIN ____ Percentage ____ %

Name (First, Middle, Last) ____ Birth Date (Mo / Day / Yr) ___ / ___ / ___

☐ Primary ☐ Contingent Relationship ____ SSN/TIN ____ Percentage ____ %

SECTION 3 ■ ANNUITY INFORMATION

A. EXISTING ANNUITY OR LIFE INSURANCE COVERAGE

1. Do you have any existing Annuity or Life Insurance Contracts? ☐ **Yes** ☐ **No**
If yes, a State Replacement Form is required for NAIC model regulation states.

2. Will the Annuity being applied for replace (in whole or in part) one or more existing Annuity or Life Insurance Contracts? ☐ **Yes** ☐ **No** *If yes, complete the following and submit a State Replacement Form, if required.*

Company Name ____ Policy or Annuity Number ____ Year Issued ____

Use Section 7 of this Application to specify additional coverage.

B. TYPE OF CONTRACT BEING REQUESTED

☐ Non-Qualified ☐ Custodial IRA
☐ IRA ☐ Custodial Roth IRA

Prudential

SECTION 3 ■ ANNUITY INFORMATION (continued)

C. PURCHASE PAYMENTS

Make all checks payable to Pruco Life Insurance Company. *Purchase Payment amounts may be restricted by Pruco Life; please see your prospectus for details.*

QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial estimated payment(s).

- ☐ Transfer . . . . $ ________
- ☐ Rollover . . . . $ ________
- ☐ Direct Rollover . . . .$ ________
- ☐ IRA / Roth IRA Contribution . . . . $ ________ for tax year ________

If no year is indicated, contribution defaults to current tax year.

NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial estimated payment(s).

- ☐ 1035 Exchange . . . . $ ________
- ☐ Amount Enclosed . . . .$ ________
- ☐ CD Transfer or Mutual Fund Redemption . . .$ ________

SECTION 4 ■ GUARANTEE PERIOD

Please choose only one:

- ☐ 3 -Year Guarantee Period
- ☐ 7 -Year Guarantee Period
- ☐ 5 -Year Guarantee Period
- ☐ 10 -Year Guarantee Period

SECTION 5 ■ E-DOCUMENTS

☐ By checking, providing my e-mail address below and signing Section 9, I consent to accept documents electronically for my variable annuity. E-mail notifications will be provided indicating that documents are available and will include instructions on how to quickly and easily access them on-line.

I understand that I will receive documents including but not limited to: statements, confirmations and prospectuses electronically, if available, until I notify Prudential that I am revoking my consent at which time I will begin receiving paper documents by mail. I also understand there are no fees charged by Prudential for the e-Documents service or for paper documents. See your Internet Service Provider for any other access fees that may apply.

E-mail Address ________

SECTION 6 ■ FINANCIAL PROFESSIONAL AUTHORIZATION

If not checked we will assume that your answer is "**YES**" (except in Utah and Nevada, where we will assume your answer is "**NO**") to Perform Contract Maintenance. For definitions, see Definitions and Disclosures.

DO YOU AUTHORIZE your Financial Professional to Perform Contract Maintenance? ☐ Yes ☐ No

SECTION 7 ■ ADDITIONAL INFORMATION

If needed for: • Special Instructions • Beneficiaries • Annuity Replacement • Entity Authorized Individuals

____

____

____

____

____

____

____

P-SPHAPP(5/10)

SECTION 8 ■ NOTICES & DISCLAIMERS

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law.

CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity-owned contracts) is age 60 or older, you are required to complete the "Important Information for Annuities Issued or Delivered in California" form.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NORTH CAROLINA: North Carolina residents must respond to this question:

1. Did you receive a prospectus for this annuity?
   ☐ **Yes** ☐ **No**
2. Do you believe the annuity meets your financial objectives and anticipated future financial needs?
   ☐ **Yes** ☐ **No**

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

TENNESSEE, VIRGINIA, and **WASHINGTON:** It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

VERMONT: Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Prudential

SECTION 9 ■ OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S)

- If applying for an IRA or Roth IRA, I acknowledge receiving an IRA disclosure statement and understand that I will be given a financial disclosure statement with the contract. I understand that tax deferral is provided by the IRA, and acknowledge that I am purchasing this contract for its features other than tax deferral, including the lifetime income payout option, the Death Benefit protection, and other features as described in the prospectus.
- Minimum Distribution Under an IRA: If you have NOT met the required minimum distribution for the year in which the funds are paid to Prudential (Not applicable to IRA Transfers):

I understand it is my responsibility to remove the minimum distribution from the purchase payment prior to sending money to Prudential with this application. Unless we are notified otherwise, Prudential will assume that the owner has satisfied the required minimum distributions from other IRA funds.

- I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and
- This annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and
- I represent to the best of my knowledge and belief that the statements made in this application are true and complete.
- I acknowledge that I have received a current prospectus for this annuity.
- I understand that the purchase payment will be subject to a Market Value Adjustment if there is a withdrawal, annuitization, or settlement on any date other than within the 30 day period immediately preceding the end of the guarantee period. A Market Value Adjustment can be a positive or negative adjustment. There is no Market Value Adjustment at death.

Note: For Trusts, Corporations or other Entity-owned Applications: This application must be accompanied by a completed Certificate of Entity Ownership Form.

REQUIRED ➧ State where signed ____________

(If application is signed in a State other than the Owner's State of Residence, a Contract Situs Form may be required.)

Prudential

SECTION 9 ■ OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued)

OWNER'S TAX CERTIFICATION (SUBSTITUTE W-9)

Under penalty of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE ➧ Owner ______________________ Date ______________ Month / Day / Year

TITLE *(If Any)* ➧ ______________________

If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

SIGN HERE ➧ Joint Owner ______________________ *(if applicable)* Date ______________ Month / Day / Year

SIGN HERE ➧ Annuitant ______________________ *(if applicable)* Date ______________ Month / Day / Year)

SIGN HERE ➧ Co-Annuitant ______________________ *(if applicable)* Date ______________ Month / Day / Year)

SECTION 10 ■ FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

A. FINANCIAL PROFESSIONAL

Name (First, Middle, Last) ______________________ %

ID Number ____________ Telephone Number ____________ E-mail ____________

Name (First, Middle, Last) ______________________ %

ID Number ____________ Telephone Number ____________ E-mail ____________

B. BROKER/DEALER

Name ______________________

P-SPHAPP(5/10)

(continued)

Prudential

SECTION 10 ■ FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued)

C. REQUIRED QUESTIONS

Do you have any reason to believe that this applicant has any existing annuity or life insurance coverage?

☐ Yes ☐ No

Do you have any reason to believe that the annuity applied for is to replace existing annuity or life insurance contracts? *If yes, submit a State Replacement Form, if required.*

☐ Yes ☐ No

FINANCIAL PROFESSIONAL STATEMENT

I am authorized and/or appointed to sell this annuity. I have fully discussed and explained the annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner's investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life will rely on this statement.

SIGN HERE ➡ Financial Professional Signature ____________________ Date ____________ Month / Day / Year

SIGN HERE ➡ Financial Professional Signature ____________________ Date ____________ Month / Day / Year

Prudential

DEFINITIONS AND DISCLOSURES

You are advised to consult the prospectus or annuity for explanations of any of the terms used, or contact Pruco Life with any questions.

ANNUITY COMMENCEMENT DATE
The Annuity Date will be the first day of the month following the 95th birthday of the oldest of any Owner, Joint Owner or Primary Annuitant. If you would like to elect an earlier Annuity Date, you may do so once the contract is issued by completing an Annuity Change Form.

AUTHORIZATION
In Section 6, you may grant or deny your Financial Professional access to your Annuity Contract Information and give that person the ability toperform the activities you have selected.

Neither Pruco Life nor any person authorized by Pruco Life will be responsible for, and you agree to indemnify and hold Pruco Life harmless from and against, any claim, loss, taxes, penalties or any other liability or damages in connection with, or arising out of, any act or omission if we acted on an authorized individual's instructions in good faith and in reliance on this Authorization.

The designated activities are defined as follows:
1. PERFORM CONTRACT MAINTENANCE
   "Contract Maintenance" is currently limited to the following: changes to the Address-of-Record for the Owner(s), increasing or decreasing systematic withdrawal amounts under a Systematic Withdrawal program or termination of a Systematic Withdrawal program. Additional maintenance activities may be available in the future.

This authorization may be revoked by calling 1-800-513-0805. Proper identification of the caller will be required to revoke this authorization. Note: This Section cannot be used for Third Party Investment Advisor authorizations.

BENEFICIARIES
- The Owner reserves the right to change the Beneficiary unless the Owner notifies Pruco Life in writing that the Beneficiary designation is irrevocable.
- If an Attorney-in-Fact signs the enrollment, the Attorney-in-Fact may only be designated as a Beneficiary if the Power-of-Attorney instrument and the relevant state law permit it.

DEATH BENEFIT
Death benefit proceeds are payable in equal shares to the surviving Beneficiaries in the appropriate Beneficiary class unless you request otherwise.

The death benefit under Pruco Life becomes payable to the designated Beneficiary upon first death of any Owner. For Entity-Owned Annuities, the death benefit is paid upon the death of the Annuitant unless a Co-Annuitant has been named.

IRS CODE 501
Section of the Internal Revenue Code that generally exempts certain corporations and trusts from Federal income tax. This exemption covers charitable organizations.

e-DOCUMENTS
If the e-Documents service is elected, the Owner(s) will not receive paper documents, unless paper documents are specifically requested. You must include the e-mail address of the Owner(s) who will be notified by e-mail when documents are available for viewing on the Prudential Web site. You may update your subscription information, change your e-mail address, and revoke consent or obtain a paper copy of any document by contacting **Annuities Service Center** at **1-800-513-0805** or by e-mail at **service@prudential.com.** The availability of certain e-Documents may be subject to change. Pruco Life will notify you regarding changes to the types of documents offered electronically for viewing.

Consent will be withdrawn upon due proof of your death, if all of your contracts are fully surrendered or when you notify us that you are revoking your consent to e-Documents service.

WITHHOLDING STATEMENT
Federal and some state laws require that Pruco Life withhold income tax from certain cash distributions, unless the recipient requests that we not withhold. You may not opt out of withholding unless you have provided Pruco Life with a U.S. residence address and a Social Security Number/ Taxpayer Identification Number.

If you request a distribution that is subject to withholding and do not inform us in writing NOT to withhold Federal Income Tax before the date payment must be made, the legal requirements are for us to withhold tax from such payment.

If you elect not to have tax withheld from a distribution or if the amount of Federal Income Tax withheld is insufficient, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding estimated tax payments are not sufficient. For this purpose you may wish to consult with your tax advisor.

Some states have enacted State tax withholding. Generally, however, an election out of Federal withholding is an election out of State withholding.

SITUS RULES
Contracts solicited, signed and issued outside of the client's resident state require that a fully completed Situs Form be submitted with the application. In the event that the financial professional is licensed in both the client's resident state and the state of solicitation, and where the Situs Form criteria is not applicable, the annuity may be issued in the client's resident state. The Additional Information Section of the application should be noted to reflect that the contract should be issued in the client's resident state and not the state of signing.

Please note that all state specific requirements apply to the state in which the contract is being issued.